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                                                                   EXHIBIT 10.1


                              COOPERATION AGREEMENT



         This Agreement is entered into this 25th day of April 2001 by and between SatCon Technology Corporation, a Delaware corporation ("SatCon") and Beacon Power Corporation, a Delaware corporation ("Beacon").

         WHEREAS, Beacon develops, manufacturers and sells flywheel energy storage systems and components thereof; and

         WHEREAS, SatCon, through its Ling subsidiary, is developing an uninterruptible power supply product ("UPS System") which, among other things, may use a flywheel energy storage system or components thereof, of the type being marketed and sold by Beacon; and

         WHEREAS, SatCon also produces electronics, motors and related electronic and motor assemblies which may be incorporated in Beacon's flywheel systems; and

         WHEREAS, SatCon and Beacon believe that it is in each of their best interest to establish, where appropriate, cooperative supply, marketing and selling arrangements;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Beacon and SatCon agree as follows:

         1. In connection with Satcon's need for flywheels and components thereof which are capable of being produced by Beacon (and are not being produced directly by SatCon) for use in connection with Ling's contemplated UPS System, SatCon will give Beacon the opportunity to bid on 50% ("Beacon's Bid Percentage") of all of such flywheel and flywheel component requirements of SatCon. If in the exercise of SatCon's reasonable judgment, Beacon's bid is equal or superior to other quotes received by SatCon in terms of meeting specifications, price, quality of deliverables, delivery times and other terms required by SatCon, SatCon shall be required to purchase Beacon's Bid Percentage of its requirements for such items from Beacon. In the event that in SatCon's reasonable judgment, Beacon's bid is equal or superior to other quotes received by SatCon in all respects other than price, Beacon will be given a reasonable time (determined by SatCon under the circumstances) to meet the lower quoted price.

         2. In connection with Beacon's need for electronics, motors and related electronic and motor assemblies which are capable of being produced by SatCon (and are not being produced directly by Beacon) for use in connection with Beacon's flywheel energy storage system, Beacon will give SatCon the opportunity to bid on 50% ("SatCon's Bid Percentage") of all such electronics, motors and related electronic and motor assembly requirements of Beacon. If in the exercise of Beacon's reasonable judgment, SatCon's bid is equal or superior to other quotes received by Beacon in terms of meeting specifications, price, quality of deliverables, delivery times and other terms required by Beacon, Beacon shall be required to purchase

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SatCon's Bid Percentage of its requirements for such items from SatCon. In the event that in Beacon's reasonable judgment, SatCon's bid is equal or superior to other quotes received by Beacon in all respects other than price, SatCon will be given a reasonable time (determined by Beacon under the circumstances) to meet the lower quoted price.

         3. Each of Beacon's Bid Percentage and SatCon's Bid Percentage set forth in Section 1 and Section 2 of this Agreement shall be renegotiated on an annual basis within sixty (60) days prior to the expiration of each anniversary of this Agreement. If Beacon and SatCon are not able to agree on the Beacon Bid Percentage and the SatCon Bid Percentage during such 60-day period, this Agreement shall terminate upon the expiration of such 60-day period. If Beacon and SatCon agree on the Beacon Bid Percentage and SatCon Bid Percentage during such 60-day period, this Agreement shall renew for an additional term of one year with the Beacon Bid Percentage and SatCon Bid Percentage being the percentages agreed upon during the 60-day period preceding the additional term. This Agreement shall continually renew for additional one-year periods, in perpetuity, for so long as Beacon and SatCon agree upon the Beacon Bid Percentage and SatCon Bid Percentage during the applicable 60-day period; provided, however, after the fifth anniversary of this Agreement, either party may terminate this Agreement at any time by providing the other party hereto at least 90 days advance written notice of termination. Any quotes that have been accepted at the time of termination and any other outstanding contractual arrangements at such time shall remain in full force and effect.

         4. For so long as this Agreement remains in effect, the head of sales of Beacon and the head of sales of Ling shall meet at least once annually to see if there are mutually beneficial opportunities to enable the sales force of one company to market and sell products of the other company.

SATCON TECHNOLOGY CORPORATION          BEACON POWER CORPORATION



By: /s/ David B. Eisenhaure            By: /s/ William Stanton
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